QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 16, 2017 with respect to the consolidated financial statements of Daseke, Inc. (renamed Daseke Companies, Inc. on February 27, 2017) as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 included in the Current Report of Daseke, Inc. on Form 8-K/A dated March 16, 2017, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Dallas, Texas
August 31, 2017

QuickLinks

  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM